BlueLinx Second Quarter 2018 Earnings Webcast

Notes To Investors Forward-Looking Statements. This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this presentation include statements regarding our potential for future growth; our positioning and ability to capitalize on housing trends; our capital structure and its ability to support growth and future deleveraging; the potential benefits of the acquisition of Cedar Creek; the success and timing of plans for the integration of Cedar Creek; the amount, composition and timing of potential synergies, cost savings, and costs to achieve that may or are expected to result from the combination with Cedar Creek; our outlook for the housing market and single family housing starts; our strategic initiatives; our plans and expectations for our existing real estate portfolio; and our plans and expectations for the treatment of net operating losses in the future. These forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including the factors described in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 30, 2017, our Quarterly Reports on Form 10-Q, and in our periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Unless otherwise indicated, all forward-looking statements are as of the date they are made, and we undertake no obligation to update these forward- looking statements, whether as a result of new information, the occurrence of future events, or otherwise. Non-GAAP Financial Measures and Supplementary Financial Information. BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We also believe that presentation of certain non-GAAP measures, such as Adjusted EBITDA, as well as GAAP-based and non-GAAP supplemental financial measures, may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Explanations of these non-GAAP measures and these GAAP-based and non-GAAP supplemental financial measures are included in the accompanying Appendix to this presentation. And any non-GAAP measures used herein are reconciled herein or in the financial tables in the Appendix to their most directly comparable GAAP measures. We caution that non- GAAP measures and supplemental financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Immaterial Rounding Differences. Immaterial rounding adjustments and differences may exist between slides, press releases, and previously issued presentations. This presentation and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. 2

Second Quarter 2018 - Key Highlights Second Quarter 2018 • Successfully completed the Cedar Creek acquisition in April, creating a leading building products wholesale distributor with combined Q2 2018 trailing twelve months net sales of $3.4 billion • Began integration of the two companies making quick organizational and structural decisions while strengthening relationships with key customers and suppliers • Q2 Pro Forma Net Sales were $949 million, up $100 million from Q2 2017 • Pro Forma Adjusted EBITDA of $38 million increased by $7 million from the second quarter 2017 3

BlueLinx Provides A Compelling Opportunity Industry leader with opportunity to continue transformative profitable growth STRONG FOUNDATION FOR SUCCESS • A leading building products distributor with a strong geographic presence east of the Rockies and over 700 sales associates • Comprehensive product and services portfolio provides opportunity for accelerated growth • Diversified and established customer base offers efficient growth potential • Well-positioned to capitalize on trend toward long-term recovery in the U.S. housing market • Synergies from Cedar Creek acquisition estimated to be at least $50 million annually • Capital structure provides financial flexibility to support growth and long term deleveraging plan 4

Integration Highlights ACCOMPLISHMENTS • Created dedicated integration team coordinating with third party consultants to drive synergy opportunities • Quickly established organizational structure consistent with local market strategy while taking advantage of economies of scale • Decided on future ERP platform and began project plan to fully transition to one system by end of 2019 • Reduced two facilities through consolidations with three additional consolidations in process for completion in the next 60 days • Converting all employees from multiple HR systems into single system by first week of September • Moving quickly on numerous additional G&A cost saving opportunities • Rebranding with new logo and BlueLinx name 5

Acquisition Of Cedar Creek Expected To Yield Significant Cost Savings

BlueLinx
America's Building Products Distributor

Opportunity	Description
Procurement	• Supplier rationalization • Cost disparity
Supply Chain Efficiencies	• Overlap markets • Route optimization
General & Administrative	• Efficiency improvements

ESTIMATED $50M COST SAVINGS BY OPPORTUNITY



Supply Chain & Network ~35%
General & Administrative ~20%
Procurement ~45%

EXPECTED RUN-RATE SYNERGIES

$ in millions



$15
$48
$50
2018E
2019E
2020E

- Costs to achieve synergies estimated $25 - $40 million, down from $40 - $55 million originally
- $25 million of potential gross proceeds on sale of owned BlueLinx real estate in overlap markets

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Market Update MARKET OUTLOOK . Housing starts forecasted to be ~1.3 million in 2018 . U.S. unemployment rate as of Q2’18 is the lowest since 2000 at 4.0% . U.S. Single Family Housing Starts in June were down to seasonally adjusted 858k annual rate with positive full year trend providing growth opportunities . Mortgage interest rates remain at ~4.5% in June 2018 . Wood-based commodity prices have seen a steady drop over the past quarter . Tariffs have had impact on certain imports from outside North America ANNUAL SINGLE FAMILY HOUSING STARTS 2.0 1.5 1967-2017 median SFH starts: 1.03M 1.0 SFHS SFHS (inMs) 0.5 0.0 2018E 2020E 1969A 1971A 1973A 1975A 1977A 1979A 1981A 1983A 1985A 1987A 1989A 1991A 1993A 1995A 1996A 1998A 2000A 2002A 2004A 2006A 2008A 2010A 2012A 2014A 2016A 7

Strategic Initiatives 1 2 3 Successful Integration Emphasize Sales Enhance Margins of Two Companies Growth  Over $3 billion of  Emphasize local  Emphasis on products addressable spend for customer interaction and markets with high cost savings to grow market share margin profiles opportunities  Develop and deploy  Differentiate offering  Identifiable and best practices in based on customer achievable cost selling processes characteristics savings of at least  Utilize broad product  Maintain price $50M through supply offering across vast discipline with chain, G&A and distribution network systematic pricing procurement processes  Dedicated leadership team assigned to integration 8

Financial Overview

Financial Summary – Second Quarter 2018 • Net Sales of $893M, up $419M or 88% • Pro Forma Net Sales of $949M, up $100M or 12% • Gross Profit of $104M¹, up $43M • Pro Forma Gross Profit of $121M, up $8M • Gross Margin of 11.6%¹ • Pro Forma Gross Margin of 12.8% • Net Loss of $9M includes the following one-time items: • Acquisition related legal, consulting and professional fees of $12M • Acquisition related inventory step-up charges of $11M • Stock based compensation of $4M • Adjusted EBITDA of $37M, up $24M • Pro Forma Adjusted EBITDA of $38M, up $7M • Excess Availability including cash on hand of $134M 1 Includes acquisition-related inventory step-up charge of $11M 10

Financial Summary – First Half 2018 • Net Sales of $1,330M, up $428M or 47% • Pro Forma Net Sales of $1,733M, up $114M or 7% • Gross Profit of $159M¹, up $44M • Pro Forma Gross Profit of $221M, up $17M • Gross Margin of 11.9%¹ • Pro Forma Gross Margin of 12.7% • Net Loss of $22M includes the following one-time items: • Acquisition related legal, consulting and professional fees of $15M • Stock based compensation of $13M • Acquisition related inventory step-up charges of $11M • Adjusted EBITDA of $45M, up $25M • Pro Forma Adjusted EBITDA of $57M, up $5M 1 Includes acquisition-related inventory step-up charge of $11M 11

Pro Forma Net Sales and Gross Margin $ in millions Pro Forma Net Sales Pro Forma Gross Margin Specialty 15.7% 15.4% 14.1% 13.7% $949 Structural $849 9.3% 9.5% 8.9% 7.9% Q2'17 Q2'18 Q2 '15 Q2 '16 Q2 '17 Q2 '18 • Pro Forma Gross Margin of 12.8% • Pro forma Net Sales increased by $100M or 12% from the same quarter last year • Structural Gross margin increased 60 basis points as we continued to capitalize on strong • Sales growth led by structural products commodity prices benefiting from strong commodity markets • Specialty Gross margin decreased 30 basis points driven by lower volumes in cedar products 12

Real Estate and NOLs[1] Overview

BlueLinx
America's Building Products Distributor

$ in millions

Real Estate


$280 - $290
$150 - $160
4X Book Value
Pre SLB Strategy Real Estate Value
Current Est. Real Estate Value

- Utilized sale leaseback ("SLB") proceeds to pay off CMBS mortgage, better positioning the company for the acquisition of Cedar Creek

NOLs


$158
$66
$92
Remaining NOLs FY 2017[2]
NOLs used Q2 YTD 2018
Remaining NOLs Q2 2018[2]

- While our focus is achieving at least $50M+ in annual run-rate synergies, we will continue to assess our real estate portfolio as a source of capital
- NOLs can be used against ordinary income, as well as gains on real estate sales or sale leasebacks

[1] Net Operating Losses listed above consist of only Federal NOLs
[2] NOLs used are estimated until the applicable tax return is filed. Actual usage may be different from these current estimates.

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Appendix

Non-GAAP And Supplementary Financial Measures BlueLinx reports its financial results in accordance with GAAP, but we also believe that presentation of certain non-GAAP measures, as well as GAAP-based and non-GAAP supplemental financial measures, may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. We caution that non-GAAP measures and supplemental financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Adjusted EBITDA and Pro Forma Adjusted EBITDA. We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items, and other adjustments to Consolidated Net Income, including compensation expense from SARs, and one-time charges associated with the legal, consulting, and professional fees related to the Cedar Creek acquisition, and interest charges on debt modification fees under the CMBS mortgage payoff in the first quarter of fiscal 2018. We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Pro forma Adjusted EBITDA for any period is calculated in the same manner as Adjusted EBITDA, but also combines the historical results of BlueLinx for the three and six months ended June 30, 2018, and July 1, 2017, with the historical results of Cedar Creek for the three month period ended March 31, 2018, and thirteen day period ended April 13, 2018, and the three and six months ended July 1, 2017, respectively, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017. Supplemental Financial Measures. We completed the acquisition of Cedar Creek on April 13, 2018. As a result, Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward. To supplement these reported results, we have provided GAAP-based and non-GAAP pro forma financial information of the combined company in this presentation that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date. This pro forma information combines the historical results of BlueLinx for the three and six months ended June 30, 2018, and July 1, 2017, with the historical results of Cedar Creek for the three month period ended March 31, 2018, and thirteen day period ended April 13, 2018, and the three and six months ended July 1, 2017, respectively, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017. 15

Adjusted EBITDA (In thousands) (Unaudited) 2018 2017 2018 2017 Q2 Q2 Q2 YTD Q2 YTD Net (loss) income $ (8,558) $ 3,238 $ (21,985) $ 3,822 Adjustments: Depreciation and amortization 7,444 2,253 10,109 4,616 Interest expense 12,194 5,367 20,674 10,609 Provision for (Benefit from) income taxes 942 676 (597) 709 Gain from sales of property — — — (6,700) Amortization of deferred gain (1,300) — (2,470) — Share-based compensation expense 3,763 695 12,963 1,459 Multi-employer pension withdrawal — 1,000 — 5,500 Inventory step-up adjustment 10,918 — 10,918 — Merger and acquisition costs(1) 11,642 — 15,234 — Restructuring, severance, and legal (47) (427) 225 108 Adjusted EBITDA $ 36,998 $ 12,802 $ 45,071 $ 20,123 (1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition 16

Pro Forma Adjusted EBITDA (In thousands) (Unaudited) 2018 2017 2018 2017 Q2 Q2 Q2 YTD Q2 YTD Net (loss) income $ 9,180 $ 5,963 $ (1,439) $ (30,290) Adjustments: Depreciation and amortization 8,670 7,847 17,644 17,640 Interest expense 12,604 10,850 26,611 21,487 Provision for (Benefit from) income taxes 4,773 4,886 3,104 (2,871) Gain from sales of property — — — (6,700) Amortization of deferred gain (1,300) (453) (2,470) (453) Share-based compensation expense 3,763 695 12,963 1,459 Multi-employer pension withdrawal — 1,000 — 5,500 Inventory step-up adjustment — — — 11,600 Merger and acquisition costs(1) — — — 34,044 Restructuring, severance, and legal (47) (183) 226 605 Adjusted EBITDA $ 37,643 $ 30,605 $ 56,639 $ 52,021 (1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition 17

Please reference our Earnings Release and 10-Q available on our website www.BlueLinxCo.com